A special meeting of shareholders was held on March 8, 2017. The results of votes taken among shareholders on the proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To elect a Board of Trustees.

# of Votes	% of Votes

Donald F. Donahue

Affirmative	4,251,161,311.78	96.580
Withheld	150,560,345.58	3.420
TOTAL	4,401,721,657.36	100.000

Brian B. Hogan

Affirmative	4,241,813,790.79	96.368
Withheld	159,907,866.57	3.632
TOTAL	4,401,721,657.36	100.000

David A. Rosow

Affirmative	4,227,521,324.31	96.043
Withheld	174,200,333.05	3.957
TOTAL	4,401,721,657.36	100.000

Garnett A. Smith

Affirmative	4,247,477,480.79	96.496
Withheld	154,244,176.57	3.504
TOTAL	4,401,721,657.36	100.000

Carol B. Tomé

Affirmative	4,260,535,339.06	96.793
Withheld	141,186,318.30	3.207
TOTAL	4,401,721,657.36	100.000

Michael E. Wiley

Affirmative	4,245,954,069.99	96.462
Withheld	155,767,587.37	3.538
TOTAL	4,401,721,657.36	100.000

PROPOSAL 2A
To approve an amended and restated management contract between Fidelity® Large Cap Core Enhanced Index Fund and FMRC.

	# of Votes	% of Votes
Affirmative	298,098,053.26	89.664
Against	7,395,552.66	2.225
Abstain	19,599,665.57	5.895
Broker Non-Vote	7,370,166.53	2.216
TOTAL	332,463,438.02	100.000

PROPOSAL 2B
To terminate the expense contract between Fidelity® Large Cap Core Enhanced Index Fund and FMRC.

	# of Votes	% of Votes
Affirmative	296,860,006.02	89.292
Against	6,802,624.42	2.046
Abstain	21,430,641.05	6.446
Broker Non-Vote	7,370,166.53	2.216
TOTAL	332,463,438.02	100.000

PROPOSAL 2A
To approve an amended and restated management contract between Fidelity® Large Cap Value Enhanced Index Fund and FMRC.

	# of Votes	% of Votes
Affirmative	1,854,799,753.44	91.848
Against	41,880,774.05	2.074
Abstain	100,243,472.75	4.964
Broker Non-Vote	22,504,618.53	1.114
TOTAL	2,019,428,618.77	100.000

PROPOSAL 2B
To terminate the expense contract between Fidelity ® Large Cap Value Enhanced Index Fund and FMRC.

	# of Votes	% of Votes
Affirmative	1,849,364,932.16	91.579
Against	30,374,181.50	1.505
Abstain	117,184,886.58	5.802
Broker Non-Vote	22,504,618.53	1.114
TOTAL	2,019,428,618.77	100.000

PROPOSAL 2A
To approve an amended and restated management contract between Fidelity® Large Cap Growth Enhanced Index Fund and FMRC.

	# of Votes	% of Votes
Affirmative	425,999,249.29	86.024
Against	18,965,399.25	3.830
Abstain	19,498,485.44	3.937
Broker Non-Vote	30,749,496.45	6.209
TOTAL	495,212,630.43	100.000

PROPOSAL 2B
To terminate the expense contract between Fidelity ® Large Cap Growth Enhanced Index Fund and FMRC.

	# of Votes	% of Votes
Affirmative	420,416,782.72	84.897
Against	20,182,182.67	4.076
Abstain	23,864,168.59	4.818
Broker Non-Vote	30,749,496.45	6.209
TOTAL	495,212,630.43	100.000

PROPOSAL 2A
To approve an amended and restated management contract between Fidelity® International Enhanced Index Fund and FMRC.

	# of Votes	% of Votes
Affirmative	135,725,380.55	89.584
Against	4,673,601.15	3.085
Abstain	3,581,810.78	2.364
Broker Non-Vote	7,526,154.30	4.967
TOTAL	151,506,946.78	100.000

PROPOSAL 2B
To terminate the expense contract between Fidelity ® International Enhanced Index Fund and FMRC.

	# of Votes	% of Votes
Affirmative	135,139,099.01	89.197
Against	4,930,694.79	3.255
Abstain	3,910,998.68	2.581
Broker Non-Vote	7,526,154.30	4.967
TOTAL	151,506,946.78	100.000

PROPOSAL 2A
To approve an amended and restated management contract between Fidelity® Small Cap Enhanced Index Fund and FMRC.

	# of Votes	% of Votes
Affirmative	640,742,456.45	91.264
Against	21,590,086.28	3.075
Abstain	23,445,280.46	3.339
Broker Non-Vote	16,302,519.75	2.322
TOTAL	702,080,342.94	100.000

PROPOSAL 2B
To terminate the expense contract between Fidelity ® Small Cap Enhanced Index Fund and FMRC.

	# of Votes	% of Votes
Affirmative	642,407,548.92	91.501
Against	15,602,582.20	2.222
Abstain	27,767,692.07	3.955
Broker Non-Vote	16,302,519.75	2.322
TOTAL	702,080,342.94	100.000

PROPOSAL 2A
To approve an amended and restated management contract between Fidelity® Mid Cap Enhanced Index Fund and FMRC.

	# of Votes	% of Votes
Affirmative	620,692,966.41	88.541
Against	17,513,295.54	2.498
Abstain	38,237,103.30	5.454
Broker Non-Vote	24,586,315.20	3.507
TOTAL	701,029,680.45	100.000

PROPOSAL 2B
To terminate the expense contract between Fidelity ® Mid Cap Enhanced Index Fund and FMRC.

	# of Votes	% of Votes
Affirmative	619,802,288.49	88.414
Against	13,260,499.66	1.891
Abstain	43,380,577.10	6.188
Broker Non-Vote	24,586,315.20	3.507
TOTAL	701,029,680.45	100.000

Proposal 1 reflects trust wide proposal and voting results.